As filed with the Securities and Exchange Commission on December 17, 2009.
Registration No. 333-139959

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
__________________________

ANNTAYLOR STORES CORPORATION
(Exact name of Registrant as specified in its charter)
__________________________

Delaware (State or Other Jurisdiction of Incorporation or Organization)	13-3499319 (I.R.S. Employer Identification Number)
__________________________

7 Times Square
New York, New York 10036
(212) 541-3300
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
__________________________

ANNTAYLOR, INC. SAVINGS PLAN
(Full Title of the Plan)
__________________________

Barbara K. Eisenberg, Esq.
Executive Vice President, General Counsel and Secretary
AnnTaylor Stores Corporation
7 Times Square
New York, New York 10036
(212) 541-3300
(Name, address and telephone number, including area code, of agent for service)

Copy to:

Arthur Kohn, Esq.
Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, New York 10006
(212) 225-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (do not check if a smaller reporting company)	Smaller reporting company ☐

DEREGISTRATION OF UNSOLD SECURITIES

On January 12, 2007, AnnTaylor Stores Corporation (the “Registrant”) filed a registration statement on Form S-8 (File No. 333-139959) (the “Registration Statement”) with the Securities and Exchange Commission to register 50,000 shares of common stock, par value $0.0068 per share of AnnTaylor Stores Corporation (“Common Stock”), issuable under the AnnTaylor, Inc. Savings Plan (the “Plan”) and, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, an indeterminate amount of interests in the Plan (together with the Common Stock, the “Securities”).

The Plan has been amended to eliminate the ability of employees to invest employee contributions in a Common Stock fund under the Plan.  Accordingly, pursuant to the undertaking of the Registrant contained in the Registration Statement to remove from registration by means of post-effective amendment any of the Securities which remain unsold under the Registration Statement, the Registrant hereby terminates the effectiveness of the Registration Statement and deregisters all the Securities (including 24,052 shares of Common Stock) registered but not sold under the Registration Statement as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this  15th day of December, 2009.

ANNTAYLOR STORES CORPORATION

By:	/s/ Kay Krill
Kay Krill
President & Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, the Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 has been signed by the following persons in the capacities indicated on the 15th day of December, 2009.

Signature	Title	Date
/s/ Kay Krill Kay Krill	President, Chief Executive Officer and Director (Principal Executive Officer and Director)	December 15, 2009

/s/ Michael J. Nicholson Michael J. Nicholson	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	December 15, 2009

* Ronald W. Hovsepian	Non-Executive Chairman of the Board and Director	December 15, 2009

* James J. Burke, Jr.	Director	December 15, 2009

Michelle Gass	Director	December 15, 2009

* Dale W. Hilpert	Director	December 15, 2009

* Linda A. Huett	Director	December 15, 2009

* Michael W. Trapp	Director	December 15, 2009

Daniel W. Yih	Director	December 15, 2009
By:	/s/ Barbara K. Eisenberg
Barbara K. Eisenberg,
Attorney-at-Fact

Pursuant to the requirements of the Securities Act of 1933, as amended, the [Plan Administrator] has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 15th day of December, 2009.

ANNTAYLOR, INC. SAVINGS PLAN

By: /s/ Michael J. Nicholson
       Michael J. Nicholson
       Plan Administrator